UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019 (December 20, 2019)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 20, 2019, CĪON Investment Corporation (“CIC”) entered into a second amended and restated expense support and conditional reimbursement agreement (the “Second Amended Expense Support Agreement”) with CION Investment Management, LLC (“CIM”) for purposes of extending the termination date from December 31, 2019 to December 31, 2020.  No other material terms have been amended in connection with the Second Amended Expense Support Agreement.

The foregoing description of the Second Amended Expense Support Agreement is a summary only and is qualified in all respects by the provisions of the Second Amended Expense Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events.

On December 26, 2019, CIC determined that the estimated net asset value of CIC's common stock as of December 26, 2019 was $8.22 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amended and Restated Expense Support and Conditional Reimbursement Agreement dated December 20, 2019 by and between CION Investment Corporation and CION Investment Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	December 26, 2019	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Expense Support and Conditional Reimbursement Agreement dated December 20, 2019 by and between CION Investment Corporation and CION Investment Management, LLC.